As filed with the Securities and Exchange Commission on August 23, 1999

                                                    Registration No. 333-34467

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
                         Post-Effective Amendment No. 1
                                       To
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             ThermoLase Corporation
             (Exact name of registrant as specified in its charter)

      Delaware                                              06-1360302
(State or other jurisdiction of              IRS Employer Identification Number)
 incorporation or organization)

                                2055-C Luna Road
                             Carrollton, Texas 75006
                                 (972) 488-0710
    (Address,     including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Sandra L. Lambert, Secretary
                             ThermoLase Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Seth H. Hoogasian, Esq.
                                 General Counsel
                             ThermoLase Corporation
                         C/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000
                            ----------------------

      Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement has become effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            ----------------------


      This post-effective amendment removes from registration 6,614,897 shares of ThermoLase Corporation's common stock, $.01 par value per share. The registrant was obligated to maintain the effectiveness of this registration statement until all the shares offered hereby were eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933, as amended. Because the shares covered hereby are eligible for resale pursuant to Rule 144(k), the registrant hereby removes these shares of Common Stock from registration. The registration is hereby terminated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 333-34467) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas, on this 23rd day of August, 1999.

                                        THERMOLASE CORPORATION


                                        By:  /s/ Gerald Feldman
                                             Gerald Feldman
                                             President and Chief Executive
                                             Officer


Signature                     Title                         Date
---------                     -----                         ----
                              President, Chief              August 23, 1999
/s/ Gerald Feldman            Executive Officer and
------------------------      Director (Principal
Gerald Feldman                Executive Officer)


/s/ Theo Melas-Kyriazi        Chief Financial Officer       August 23, 1999
------------------------      (Principal Financial
Theo Melas-Kyriazi            Officer)

/s/ Paul F. Kelleher*         Chief Accounting Officer      August 23, 1999
------------------------      and Director (Principal
Paul F. Kelleher              Accounting Officer)

/s/ Carliss Y. Baldwin*       Director                      August 23, 1999
------------------------
Carliss Y. Baldwin

------------------------      Director                      ________, 1999
I. MacAllister Booth

/s/ Elias P. Gyftopoulos*     Director                      August 23, 1999
------------------------
Elias P. Gyftopoulos

------------------------      Chairman of the Board of      ________, 1999
John T. Keiser                Directors

------------------------      Director                      ________, 1999
Melissa F. Riordan

/s/ Nicholas T. Zervas*       Director                      August 23, 1999
------------------------
Nicholas T. Zervas

* The undersigned Seth H. Hoogasian, by signing his name hereto, does hereby execute this Post-Effective Amendment No. 1 to Registration Statement on behalf of the above-named signatories to the Registration Statement pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.


                                        /s/ Seth H. Hoogasian
                                        ---------------------------
                                        Seth H. Hoogasian
                                        Attorney-in-Fact